Exhibit 10-7.2

DUKE ENERGY CORPORATION

EXECUTIVE CASH BALANCE PLAN

(As Amended and Restated Effective January 1, 1999)

AMENDMENT 2

Pursuant to Section 8 of the Duke Energy Corporation Executive Cash Balance Plan, as amended (“Plan”), Duke Energy Corporation (“Corporation”) hereby amends Section 2.5 of the Plan, effective January 1, 1999, by adding a sentence to the end thereof that reads as follows:

Prior to January 1, 2001, Compensation, as applied to an Employee while both employed by Crescent Resources, Inc. and eligible to participate in the Plan, shall also include any deferrals by the Employee under the Crescent Resources Incentive Deferral Plan of amounts that could have been deferred as Incentive Plan Deferrals under Section 4.2 under the Duke Energy Corporation Executive Savings Plan.

IN WITNESS WHEREOF, this amendment to the Plan is executed on behalf of the Corporation this 6 day of March, 2000.

DUKE ENERGY CORPORATION

By:	/s/ CHRISTOPHER C. ROLFE
Its:	Vice President
Corporate Human Resources